SECOND AMENDMENT TO
LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into this 21st day of August, 2008, by and between SILICON VALLEY BANK (“Bank”), AIRSPAN NETWORKS, INC., a corporation formed under the laws of the State of Washington (“US Borrower”), and AIRSPAN COMMUNICATIONS LIMITED, a company registered under the laws of England and Wales under company number 03501881 (“UK Borrower”; US Borrower and UK Borrower hereinafter referred to individually and collectively, jointly and severally, as “Borrower”).

Recitals

A. Bank and Borrower have entered into that certain Loan and Security Agreement dated as of August 1, 2006, as amended by that certain First Amendment to Loan and Security Agreement by and between Bank and Borrower dated as of August 7, 2007 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower has requested that Bank amend the Loan Agreement to (i) extend the maturity date, (ii) adjust the Tangible Net Worth financial covenant, and (iii) make certain other revisions to the Loan Agreement as more fully set forth herein.

D. Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.  Definitions. Capitalized terms used but not defined in this Amendment, including its preamble and recitals, shall have the meanings given to them in the Loan Agreement.

2.  Amendments to Loan Agreement.

2.1  Section 2.4 (Fees). Section 2.4(h) of the Loan Agreement is hereby added in its entirety immediately after Section 2.4(g) of the Loan Agreement as follows:

(h) Second Supplemental Commitment Fee. In addition to the commitment fee set forth in Section 2.4(a) and the Supplemental Commitment Fee set forth in Section 2.4(g), a fully earned, non-refundable supplemental commitment fee (the “Second Supplemental Commitment Fee”) of One Hundred Thousand Dollars ($100,000), due on the Second Supplemental Closing Date.

2.2  Section 4.1 (Grant of Security Interest; Termination of Agreement and Security Interest; Termination Fee). The second paragraph of Section 4.1 of the Loan Agreement is hereby amended in its entirety and replaced with the following:

This Agreement may be terminated prior to the Revolving Line Maturity Date by Borrower, effective three (3) Business Days after written notice of termination is given to Bank or if Bank’s obligation to fund Credit Extensions terminates pursuant to the terms of Section 2.1.1(b). Notwithstanding any such termination, Bank’s lien and security interest in the Collateral shall continue until US Borrower fully satisfies its Obligations. If this Agreement is terminated prior to the Revolving Line Maturity Date at Borrower’s election or at Bank’s election due to the occurrence and continuance of an Event of Default, US Borrower shall pay to Bank, in addition to the payment of any other expenses or fees then-owing, (a) all remaining quarterly installments of the Supplemental Commitment Fee, and (b) a termination fee in an amount equal to (i) one percent (1.0%) of the Revolving Line if such termination occurs prior to August 1, 2009 or (ii) one half of one percent (0.5%) of the Revolving Line if such termination occurs on or after August 1, 2009; provided, however, that no termination fee shall be charged if the credit facility hereunder terminates on the Revolving Line Maturity Date or is replaced with a new facility from Silicon Valley Bank or another division thereof. Upon payment in full of the Obligations and at such time as Bank’s obligation to make Credit Extensions has terminated, Bank shall release its liens and security interests in the Collateral and all rights therein shall revert to US Borrower.

2.3  Section 6.2 (Financial Statements, Reports, Certificates). Section 6.2(c) of the Loan Agreement is hereby amended in its entirety and replaced with the following:

(c) within thirty (30) days after the end of each month, deliver to Bank (A) monthly accounts receivable agings, aged by invoice date, (B) monthly accounts payable agings, aged by invoice date, and (C) monthly reconciliations of accounts receivable agings (aged by invoice date), including (i) KKS receivable aging and extended term reporting, and general ledger and (ii) Datatell receivable aging and extended term reporting, and general ledger;

2.4  Section 6.9 (Financial Covenants). Section 6.9(a) of the Loan Agreement is hereby amended in its entirety and replaced with the following:

(a) Tangible Net Worth. A Tangible Net Worth of at least Thirty Million Dollars ($30,000,000) effective for the quarter ending June 30, 2008 and as of the last day of each fiscal quarter thereafter, plus an amount equal to the sum of (i) fifty percent (50%) of quarterly Net Income after the Second Supplemental Closing Date (but not to be decreased by fifty percent (50%) of quarterly consolidated net loss, if any), (ii) fifty percent (50%) of the proceeds received by Borrower from the sale of US Borrower’s capital stock after the Second Supplemental Closing Date and (iii) fifty percent (50%) of the principal amount of Subordinated Debt incurred by Borrower after the Second Supplemental Closing Date.

2.5  Section 13 (Definitions).

(a)  The following terms and their respective definitions set forth in Section 13.1 are hereby amended in their entirety and replaced with the following:

“Availability Amount” is (a) the lesser of (i) the Revolving Line or (ii) the Borrowing Base, minus (b) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) plus an amount equal to the Letter of Credit Reserves, minus (c) the FX Reserve, and minus (d) the outstanding principal balance of any Advances (including any amounts used for Cash Management Services).

“Borrowing Base” is (a) eighty percent (80%) of Eligible Accounts, as determined by Bank from Borrower’s most recent Transaction Report, plus at all times that Borrower has complied with the Contingent Availability Conditions and remains in compliance with such Contingent Availability Conditions, (b) the lesser of (i) sixty percent (60%) of Eligible Inventory (valued at the lower of cost or wholesale fair market value) as determined by Bank from Borrower’s most recent Transaction Report or (ii) Eight Million Dollars ($8,000,000); provided, however, that Bank may decrease the foregoing percentages in its good faith business judgment based on events, conditions, contingencies, or risks which, as determined by Bank from the results of any audit by the Bank of the Borrower’s Collateral, may adversely affect Collateral.

“Minimum Monthly Interest” means at any point of determination an amount equal to the applicable interest rate as set forth in Section 2.3(a) of this Agreement multiplied by the lesser of (i) the maximum available Borrowing Base, or (ii) Ten Million Dollars ($10,000,000).

“Revolving Line Maturity Date” is December 31, 2009.

(b)  Subparts (b), (c), (d) and (f) of the definition of “Eligible Accounts” are hereby amended in their entirety and replaced with the following:

  (b) Accounts (other than Accounts owing from KKS and Datatell) that the Account Debtor has not paid within one hundred twenty (120) days of invoice date;

  (c) Accounts owing from (i) KKS and Datatell that KKS and Datatell have not paid within ninety (90) days of the due date;

  (d) Accounts owing from an Account Debtor (other than Accounts owing from KKS and Datatell), fifty percent (50%) or more of whose Accounts owing have not been paid within one hundred twenty (120) days of invoice date, and Accounts owing from KKS and Datatell, fifty percent (50%) or more of whose Accounts owing have not been paid within ninety (90) days of the due date;

  (f) Accounts owing from (i) an Account Debtor, including its Affiliates, whose total obligations to Borrower exceed twenty-five (25%) of all Accounts (except for Accounts owing from Nortel, Ericsson and Fujitsu at all times that Borrower is a Net Depositor, for which such percentage is fifty percent (50%)) for the amounts that exceed that percentage, unless Bank approves otherwise in writing; and (ii) KKS in excess of Two Million Dollars ($2,000,000) and Datatell in excess of Four Million Dollars ($4,000,000), unless Bank approves otherwise in writing.

(c)  The following terms and their respective definitions are hereby added in alphabetical order to Section 13.1 of the Loan Agreement:

“Contingent Availability Conditions” means those conditions in which (a) Borrower’s worldwide cash and investments exceeds Twenty Million Dollars ($20,000,000) as of the last day of the most recently ended fiscal quarter, and (b) Borrower’s cash and investments maintained at Bank and Bank’s Affiliates exceeds Fifteen Million Dollars ($15,000,000).

“Datatell” means Datatell 3000 de Costa Rica S.A., and any entity that is an Affiliate of Datatell 3000 de Costa Rica S.A.

“Eligible Inventory” means, at any time, the aggregate of Borrower’s Inventory that (a) consists of raw materials or finished goods, in good, new, and salable condition, which is not perishable, returned, consigned, obsolete, not sellable, damaged, or defective, and is not comprised of demonstrative or custom inventory, works in progress, packaging or shipping materials, or supplies; (b) meets all applicable governmental standards; (c) has been manufactured in compliance with the Fair Labor Standards Act; (d) is not subject to any Liens, except the first priority Liens granted or in favor of Bank under this Agreement or any of the other Loan Documents and subclauses (b) and (j) of Permitted Liens; (e) is located at Borrower’s principal places of business, warehouses or manufacturing subcontractors (or any location permitted under Section 7.2); and (f) is otherwise acceptable to Bank in its good faith business judgment.

“KKS” means KKS-Telecom, and any entity that is an Affiliate of KKS-Telecom.

“Second Supplemental Closing Date” means August 21, 2008.

(d)  Each reference to “DBD” in the Loan Agreement is hereby deleted in its entirety.

2.6  Compliance Certificate. The Compliance Certificate attached to the Loan Agreement as Exhibit E is replaced in its entirety with the Compliance Certificate attached hereto as Exhibit E. From and after the date hereof, all references in the Loan Agreement to the Compliance Certificate shall mean the Compliance Certificate in Exhibit E attached hereto.

3.  Limitation of Amendments.

3.1  The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2  This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.  Representations and Warranties. To induce Bank to enter into this Amendment, each Borrower hereby represents and warrants to Bank as follows:

4.1  Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2  Each Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3  The organizational documents of each Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4  The execution and delivery by each Borrower of this Amendment and the performance by each Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5  The execution and delivery by each Borrower of this Amendment and the performance by each Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6  The execution and delivery by each Borrower of this Amendment and the performance by each Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

4.7  This Amendment has been duly executed and delivered by each Borrower and is the binding obligation of each Borrower, enforceable against each Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5.  Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6.  Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by Borrower, and (b) the due execution and delivery to Bank of Bank’s Invoice by Borrower, authorizing Bank to debit Borrower’s account for (i) the Second Supplemental Commitment Fee in the amount of One Hundred Thousand Dollars ($100,000) due on the date hereof, and (ii) Bank’s legal fees and expenses in connection with the negotiation and preparation of this Amendment in the amount of Seven Thousand Two Hundred Dollars ($7,200).

[Signature page follows.]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK

SILICON VALLEY BANK

By:	/s/ Anthony Barkett
Name: Anthony Barkett
Title: VP

US BORROWER

AIRSPAN NETWORKS, INC.

By:	/s/ Eric Stonestrom
Name: Eric Stonestrom
Title: President and CEO

UK BORROWER

AIRSPAN COMMUNICATIONS LIMITED

By:	/s/ David Brant
Name: David Brant
Title: CFO & Director

STATE OF NEW YORK )
COUNTY OF NEW YORK )
On this day, August 22, 2008, Eric Stonestrom, personally known to me, appeared before me and subscribed his name to the foregoing instrument and acknolwedged to me that he executed the same for the purposes expressed therein.

/s/ Lia Pascale
Lia Pascale
Notary Public - State of New York
No. 02PA6095971
Qualified in New York County
My Commission Expires July 21, 2011

EXHIBIT E

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:	______________
FROM:	AIRSPAN NETWORKS, INC.
AIRSPAN COMMUNICATIONS LIMITED

The undersigned authorized officer of AIRSPAN NETWORKS, INC. and AIRSPAN COMMUNICATIONS LIMITED (individually and collectively, jointly and severally, “Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (1) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below, (2) no Event of Default has occurred and is continuing, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state, governmental and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Monthly financial statements with Compliance Certificate	Monthly within 30 days*	Yes No
Annual financial statement (CPA Audited) + CC	FYE within 120 days	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No
Transaction Reports	Monthly within 30 days**	Yes No
A/R & A/P Agings, reconciliations	Monthly within 30 days	Yes No
Annual operating budget and projections	Annually no later than 30 days prior to year-end	Yes No

Financial Covenant	Required	Actual	Complies

Maintain on a Quarterly Basis:
Minimum Tangible Net Worth	$30,000,000***	$ __________	Yes No
Maintain on a Monthly Basis:
Adjusted Quick Ratio	1.00:1.00	__:1.00	Yes No

Borrowing Category	Interest Rate	Required	Actual	Complies

Net Daily Depositor	Prime plus 0.00%			Yes No

Daily Depositor and	Prime plus 0.50%			Yes No
(a) Adjusted Quick Ratio as of the last day of each month equal to or greater than		1.50:1.00	__:1.00	Yes No
or
(b) EBITDA as of the two most recently ended consecutive fiscal quarters of greater than		$750,000	$ _________	Yes No

Net Depositor	Prime plus 1.00%			Yes No

Net Borrower	Prime plus 1.75%			Yes No
* except for the month of January
** weekly at all times that Borrower is a Net Borrower
*** plus 50% of quarterly Net Income (but not to be decreased by 50% of quarterly consolidated Net Loss), 50% of new equity and 50% of new Subordinated Debt raised after the Second Supplemental Closing Date.

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

Borrower: AIRSPAN NETWORKS, INC. AIRSPAN COMMUNICATIONS LIMITED	BANK USE ONLY Received by: _____________________ authorized signer Date: _________________________

By: ________________________	Verified: ________________________ authorized signer
Name: ________________________ Title: ________________________	Date: _________________________ Compliance Status: Yes No